UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 6, 2018

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2018, CohBar, Inc. (the “Company”) received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company had regained compliance with NASDAQ’s audit committee requirements under NASDAQ Listing Rule 5605(c)(2) upon the appointment of Dr. Philippe Calais to the Company’s Board of Directors (the “Board”) and the Board’s Audit Committee on June 6, 2018, as discussed further below. Accordingly, NASDAQ advised the Company that the matter is now closed.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, the Board increased the number of its directors to six and appointed Dr. Philippe Calais as a member of the Board. Dr. Calais was also appointed as a member of the Board’s Audit Committee.

Dr. Calais, 59, has over 30 years of biopharmaceutical and pharmaceutical industry experience in North America and Europe. Dr. Calais has served as the president and chief executive officer of Isarna Therapeutics B.V., a developer of oligonucleotide therapeutics, since March 2012. Dr. Calais also served as a director and audit committee member of Marina Biotech Inc. (OTCQB: MRNA), a biopharmaceutical company, from January 2017 to May 2018, and has served as an economic advisor to the French government since 2013 and as a corporate advisor to various biotechnology companies since 2016. Prior to becoming CEO of Isarna Therapeutics B.V., Dr. Calais managed several biopharmaceutical companies in Canada and in Europe and headed a large technology transfer organization, focusing on corporate strategic positioning, company deployment and sales optimization strategies. Dr. Calais received his bachelor’s degree in pharmacy and his doctor of pharmacy from the Université François-Rabelais in Tours, France, in 1985 and 1987, respectively.

In connection with his appointment as a member of the Board, Dr. Calais was granted stock options to purchase 200,000 shares of the Company’s common stock (the “Shares”), at an exercise price of $8.86 per share (the “Option”). The Option will vest and become exercisable in equal monthly installments over a period of four years based on Dr. Calais’ continued service to the Company during the vesting period. Dr. Calais will also receive annual cash compensation of $60,000 in consideration of his service as a director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

June 7, 2018	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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